Exhibit 10.7

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT to the Employment Agreement dated May 1, 2007 between BEA Systems, Inc., a Delaware corporation (the “Company”), and Thomas M. Ashburn (“Employee”) (the “Agreement”) is effective as of November 1, 2007 (the “First Amendment Effective Date”) (the “First Amendment”).

RECITALS

WHEREAS, the Company and the Employee entered into the Agreement, pursuant to which the Employee was assigned certain tasks and assignments as set forth in Attachment A annexed thereto; and

WHEREAS, the Company and the Employee desire to extend the term of the Agreement (the “Term”) in order to facilitate Employee’s efforts on behalf of the Company.

NOW, THEREFORE, the Company and the Employee agree as follows.

AGREEMENT

1.	The Term of the Agreement shall be and hereby is extended through January 31, 2008.

2.	The Employee shall work on the key projects indicated on Attachment B, annexed hereto.

3.	Nothing herein shall modify employee’s “at will” status of employment as set forth in the Agreement.

4.	The validity, interpretation, enforceability, and performance of this First Amendment shall be governed by and construed in accordance with the laws of the State of California, and shall becoming effective upon the First Amendment Effective Date. This First Amendment may not be modified, amended or terminated except by an instrument in writing, signed by the Employee and by a duly authorized representative of the Company other than Employee.

5.	Employee acknowledges (i) that he has consulted with or has had the opportunity to consult with independent counsel of his own choice concerning this First Amendment and has been advised to do so by the Company, and (ii) that he has read and understands the First Amendment, is fully aware of its legal effect, and has entered into it freely based on his own judgment.

6.	All other terms and conditions of the Agreement shall remain in full force and effect as if fully set forth herein.

The parties have duly executed this First Amendment as of the First Amendment Effective Date.

FOR BEA SYSTEMS, INC.:

/s/ Alfred Chuang	/s/ Thomas M. Ashburn
Thomas M. Ashburn

Attachment B - Projects

1.	Work with BID organization to help them maximize their support revenue and to help ensure we have a common set of support policies, discounts and procedures.

a.	Analyze historical data.

b.	Develop recommendations.

c.	Ensure that the rapid growth in BID products translates into corresponding increase in support renewals.

2.	Work to increase channel leverage with specific focus on VAR’s and ISV’s.

a.	Develop customer segmentation model.

b.	Define the product overlays with in this segmentation model.

c.	Use information to set new & substantially larger goals for our channel.